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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 10 to the Registration Statement (Form N-1A) (No. 333-38801) of Delaware Group Foundation Funds of our report dated November 8, 1999, included in the 1999 Annual Report to shareholders.

/s/Ernst & Young LLP

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Ernst & Young LLP

Philadelphia, Pennsylvania
December 28, 1999


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                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Foundation Funds

We have audited the accompanying statements of net assets of Delaware Group Foundation Funds (the "Trust") (comprised of the Delaware Growth, Delaware Balanced and Delaware Income Portfolios) as of September 30, 1999, and the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of September 30, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Foundation Funds at September 30, 1999, and the results of their operations for the year then ended, and the changes in their net assets and their financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.

/s/Ernst & Young LLP
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Ernst & Young LLP

Philadelphia, Pennsylvania
November 8, 1999